Exhibit 99.1

EUROPEAN AERONAUTICAL GROUP AB AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited; in thousands of SEK)

	Nine Months Ended September 30,
	2005	2004
REVENUE
Net sales	148,614	141,786

COSTS AND EXPENSES
Other external costs	67,959	60,751
Personnel costs	58,301	55,612
Depreciation and amortization of tangible and intangible assets	11,168	12,204
	137,428	128,567

OPERATING PROFIT	11,186	13,219

RESULT FROM FINANCIAL INVESTMENTS
Interest income and similar profit/loss items	240	223
Interest income from group companies	315	112
Interest expense and similar profit/loss items	(770)	(881)
Interest expense from group companies	(794)	(625)
	(1,009)	(1,171)

PROFIT AFTER FINANCIAL ITEMS	10,177	12,048

TAX ON PROFIT FOR THE PERIOD	(4,014)	(2,877)

NET PROFIT FOR THE PERIOD	6,163	9,171

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

EUROPEAN AERONAUTICAL GROUP AB AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited; in thousands of SEK)

	September 30, 2005	December 31, 2004
ASSETS
FIXED ASSETS
Intangible Assets
Work-in-progress for intangible assets	11,922	7,724
Goodwill	45,947	44,578
Other intangible assets	15,876	23,357
	73,745	75,659
Tangible Assets
Equipment, tools, fixtures and fittings	3,348	3,467

Financial Assets
Deferred tax assets	—	1,518

Total Fixed Assets	77,093	80,644

CURRENT ASSETS
Inventories
Finished products and goods for resale	3,206	3,256

Current Receivables
Accounts receivable - trade	21,014	20,796
Receivables from group companies	12,557	18,976
Income taxes recoverable	2,579	691
Other receivables	2,923	7,492
Prepaid expenses and accrued income	4,432	8,390
	43,505	56,345

Cash and Bank Balances	4,677	8,913

Total Current Assets	51,388	68,514

TOTAL ASSETS	128,481	149,158

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

EUROPEAN AERONAUTICAL GROUP AB AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited; in thousands of SEK)
(Continued)

	September 30, 2005	December 31, 2004
SHAREHOLDER’S EQUITY AND LIABILITIES
SHAREHOLDER’S EQUITY
Restricted Equity
Share capital	10,000	10,000
Statutory reserve	2,000	2,000
	12,000	12,000
Non-Restricted Equity
Non-restricted reserves	56,783	43,132
Profit for the period	6,163	9,589
	62,946	52,721

Total Shareholder’s Equity	74,946	64,721

LIABILITIES
Long-Term Liabilities
Liabilities to group companies	—	30,000

Current Liabilities
Accounts payable - trade	8,122	9,699
Liabilities to group companies	1,659	783
Income tax liability	4,589	—
Other liabilities	93	6,933
Accrued expenses and deferred income	39,072	37,022
	53,535	54,437

Total Liabilities	53,535	84,437

TOTAL SHAREHOLDER’S EQUITY AND LIABILITIES	128,481	149,158

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

EUROPEAN AERONAUTICAL GROUP AB AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED CASH FLOW STATEMENTS
(Unaudited; in thousands of SEK)

	Nine Months Ended September 30,
	2005	2004

Cash flow from operating activities	35,106	13,178

Investing activities
Purchase of tangible fixed assets and intangible assets	(9,135)	(2,584)
Cash flow used in investing activities	(9,135)	(2,584)

Financing activities
Payment of intercompany loan to group companies	(30,000)	—
Cash flow used in financing activities	(30,000)	—
Net change in cash and cash equivalents	(4,029)	10,594
Cash and cash equivalents beginning of the period	8,913	10,480
Exchange rate differences in cash and cash equivalents	(207)	(387)
Cash and cash equivalents end of period	4,677	20,687

EUROPEAN AERONAUTICAL GROUP AB AND SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS AT SEPTEMBER 30, 2005 AND FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2005 AND 2004

The unaudited interim condensed consolidated financial statements of European Aeronautical Group AB and Subsidiaries (“EAG”) have been prepared in accordance with Swedish generally accepted accounting principles (“Swedish GAAP”) and should be read in conjunction with the audited consolidated financial statements of EAG included as Exhibit 99.2. The results for the interim periods should not be taken as indicative of the results for the fiscal year. In the opinion of management, all adjustments (which include only normal recurring accrual adjustments) necessary to present fairly the financial position and results of operations at September 30, 2005, and for all periods presented, have been made.

Liabilities to Group Companies

Liabilities to group companies of 30 million SEK as at December 31, 2004 represented amounts owing to EAG’s parent, SAS Group AB. These amounts were settled in fiscal year 2005 in anticipation and in compliance with the proposed terms and conditions of the purchase agreement with Navtech, Inc.

Reconciliation to accounting principles generally accepted in the United States

EAG’s interim condensed consolidated financial statements are prepared in accordance with Swedish GAAP, which differ in certain significant respects from United States Generally Accepted Accounting Principles (“US GAAP”). Application of US GAAP would have affected shareholder’s equity as of September 30, 2005 and December 31, 2004 and consolidated net profit and comprehensive income for the nine-month periods ended September 30, 2005 and 2004. The significant differences between Swedish GAAP and US GAAP as related to EAG are presented below:

Net Profit

	Nine Months Ended September 30,
(Unaudited; in thousands of SEK)	2005	2004
Net profit for the period in accordance with Swedish GAAP	6,163	9,171
Adjustments required for US GAAP:
a) Elimination of goodwill amortization	1,967	1,967
a) Amortization of customer related intangible assets	(1,310)	(1,472)
b) Pension costs		27
c) Reversal of capitalized software	(90)	(1,026)
c) Reduction in amortization of previously capitalized software	634	740
d) Amortization of lease incentive	114	114
Net US GAAP adjustments	1,315	350
e) Deferred income taxes on adjustments	(184)	48
Net profit for the period in accordance with US GAAP	7,294	9,569

EUROPEAN AERONAUTICAL GROUP AB AND SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS AT SEPTEMBER 30, 2005 AND FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2005 AND 2004

Shareholder’s Equity

(Unaudited; in thousands of SEK)	September 30, 2005	December 31, 2004
Shareholder’s equity in accordance with Swedish GAAP	74,946	64,721
Cumulative adjustments required for US GAAP:
a) Elimination of goodwill amortization	10,016	8,049
a) Amortization of customer related intangible assets	(5,456)	(4,146)
b) Pension costs	1	1
c) Reversal of capitalized software	(6,224)	(6,134)
c) Reduction in amortization of previously capitalized software	3,022	2,388
d) Reversal of lease incentive	(800)	(800)
d) Amortization of lease incentive	304	190
b) Additional minimum pension liability	(279)	(279)
	584	(731)
e) Deferred income taxes on adjustments	1,035	1,219
Shareholder’s equity in accordance with US GAAP	76,565	65,209

Comprehensive Income

	Nine Months Ended September 30,
(Unaudited; in thousands of SEK)	2005	2004
Net profit per US GAAP	7,294	9,569
Foreign currency translation adjustment per Swedish and US GAAP	4,062	1,182
Comprehensive income in accordance with US GAAP	11,356	10,751

Explanations of current differences between Swedish GAAP and US GAAP

a) Purchase accounting

During 2002, EAG acquired ASG.  Under Swedish GAAP, EAG recorded the difference resulting from the excess of the purchase price and the identifiable assets as goodwill and has amortized the goodwill over 10 years in 2003 and 20 years in 2004 and 2005.  Under US GAAP, Statement of Financial Standards (“SFAS”) No. 141, Business Combinations, EAG is required to value specifically identifiable intangible assets and amortize them if they do not have indefinite lives.  Also, Under SFAS No. 142, Goodwill and Other Intangible Assets, goodwill is not amortized but rather tested for impairment on an annual basis based on each reporting unit.  In these tests, the book value of the reporting unit is compared with its fair value.  The impairment testing is a two-step process with the first step being the comparison of book value of the reporting unit to its fair value.  The implied value is the difference between the reporting unit’s fair value and the fair value of the reporting unit’s assets and liabilities.  No impairments were required to be recorded under US GAAP during 2004 or 2005.  EAG has determined that a portion of the goodwill recorded under Swedish GAAP would be classified as customer related intangibles (12 million SEK) and the remaining amount would remain as goodwill.  The amortization of goodwill under Swedish GAAP has been reversed and the amortization for the specifically identifiable intangible assets has been recorded based on an accelerated method over ten years resulting in decreased amortization during each of the periods presented.

b) Pensions

Under Swedish GAAP, EAG records pension obligations for its subsidiary in Great Britain based on funding requirements.  Under US GAAP, pensions should be accounted for under SFAS 87, Employers Accounting for Pensions.  Under US GAAP, an additional minimum liability should be recognized when the accumulated benefit obligation exceeds the fair value of the plan assets, and this excess is not covered by the liability recognized in the balance sheet. If a minimum liability is recognized, an equal amount is recognized as an intangible asset up to an amount that does not exceed the amount of unrecognized prior service costs and the remaining amount is recorded in other comprehensive income (part of equity).  Such “minimum liability” is not required under Swedish GAAP.   The effects on pension costs in the statements of operations were insignificant in 2005 and 2004.

EUROPEAN AERONAUTICAL GROUP AB AND SUBSIDIARIES
NOTES TO THE UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
AS AT SEPTEMBER 30, 2005 AND FOR THE NINE-MONTH PERIODS ENDED SEPTEMBER 30, 2005 AND 2004

c) Software development

In accordance with US GAAP, Statement of Position 98-1, Accounting for Costs of Computer Software Developed or Obtained for Internal Use, such expenditures related to the development of computer software for internal use must be capitalized only when certain criteria are met.   The Company capitalized certain costs under Swedish GAAP that were incurred during the preliminary project stage that should have been expensed under US GAAP.  In addition, certain costs for capitalized software must be accounted for in accordance with US GAAP, SFAS No. 86, Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed, which only allows for capitalization during the period between the product reaching technological feasibility and when it is ready for release to customers.  As a result, certain capitalized costs under Swedish GAAP were required to be written off immediately under US GAAP. The adjustment is the difference between the amounts that should not have been capitalized under US GAAP and the reversal of the amortization of such costs during the periods presented.

d) Lease incentive

During 2003, EAG received cash as a lease incentive related to costs associated with moving its office building which was reported under Swedish GAAP as a reduction of lease expense during the period received.  Under US GAAP, lease incentives must be deferred and amortized over the remaining lease period of 63 months.

e) Deferred income taxes

Deferred income taxes have been reflected on the above adjustments.  However, due to the valuation allowance provided during 2003 related to the UK subsidiary’s net deferred taxes, the release of valuation allowance under US GAAP offsets the required taxes for the pension and purchase accounting adjustments.